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Exhibit 10.8

FRANCHISE ADDENDUM AGREEMENT

        This Franchise Addendum Agreement (the "Addendum") is made in Dublin, Ohio, as of the date set forth below, by and between Wendy's International, Inc., an Ohio corporation (hereinafter "Wendy's"), DavCo Restaurants, Inc., a Delaware corporation (hereinafter "Davco"), and Davco Acquisition Holding Inc., a Delaware corporation ("Davco Holding").

        WHEREAS, Davco and Davco Holding (together referred to as the "Franchisee") and Wendy's are parties to the Unit Franchise Agreement for the franchise and Licensed Rights to the Wendy's Old Fashioned Hamburgers Restaurant located at 1433 Tappanhannock Blvd., Tappahannock, VA (the "Restaurant Franchise Agreement"); and

        WHEREAS, Wendy's and Franchisee are parties to a Development Agreement dated August 13, 2003 (the "Development Agreement") for the developmental rights within the franchised area of the City of Baltimore, MD; Anne Arundel, Baltimore, Calvert, Caroline, Carroll, Cecil, Charles, Dorcester, Frederick, Harford, Howard, Kent, Montgomery, Prince Georges, Queen Annes, St. Marys, Talbot, Washington, Wicomico, and Worcester Counties, MD; the District of Columbia; and Arlington, Fairfax, Loudoun, Prince William, and Stafford Counties, VA (the "Franchised Area"); and

        WHEREAS, in accordance with the terms of the Development Agreement, Unit Franchise Agreements have been executed for the 153 Wendy's Old Fashioned Hamburgers Restaurants opened under the Development Agreement as listed on Exhibit A attached hereto and incorporated herein by reference; and

        WHEREAS, the aforementioned Unit Franchise Agreements executed pursuant to the Development Agreement, the Development Agreement, and any and all amendments and modifications to any of said agreements are hereinafter collectively referred to as the "Franchise Agreements"; and

        WHEREAS, all of the Wendy's Old Fashioned Hamburgers Restaurants referenced above (including all such restaurants hereafter opened by Franchisee within the Franchised Area) are hereinafter collectively referred to as the "Restaurants"; and

        WHEREAS, contemporaneous with the execution of this Addendum, Wendy's and Franchisee desire to enter into an Agreement and Consent to Assignment (the "Consent") which provides in part for the execution of a development letter (the "Development Letter") which shall replace the Development Agreement and provide for the development of additional Restaurants in the Franchised Area, and new unit franchise agreements (the "NUFA(s)") applicable to the 154 existing Restaurants and applicable to any Restaurant hereafter built pursuant to the performance schedule contained in the Development Letter; and

        WHEREAS, Franchisee and Wendy's desire to amend the NUFAs for all existing Restaurants and all Restaurants to be built pursuant to the Development Letter in the manner provided in this Addendum.

        NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties, intending to be legally bound, mutually agree as follows:

  1.
  Section 1.3 of the NUFA is hereby modified to read as follows:

    "It is understood and agreed that Franchisee shall have the exclusive right to operate a Wendy's Old Fashioned Hamburgers Restaurant and to use the Wendy's System and the Licensed Rights at the Restaurant and within an area determined by drawing a circle around the Restaurant, which circle shall have the Restaurant at its center and shall include either a population of twenty thousand (20,000) persons or a radius of three (3) miles, whichever is smaller (the "Exclusive Franchised Area"). For the purposes of this Paragraph 1.3, the twenty thousand person population shall be computed by using the larger of (i) the number of individuals residing or employed in the area between the hours of 8:00 a.m. and 5:00 p.m. on Monday through Friday, inclusive, or (ii) the residential population of the area."

        "Except as provided above and as set forth in the Development Letter, Franchisee expressly acknowledges that this franchise is nonexclusive. Franchisee shall only be permitted to operate from the Approved Location, to sell approved food and beverage products to retail customers for consumption on the premises or for personal carry-out consumption. Except as otherwise provided herein, Franchisor shall retain the right, among others, to use, and to license others to use, the System and the Proprietary Marks for the operation of restaurants at any location outside the Exclusive Franchised Area; and except as otherwise provided herein, to use and license to others the use of these and other proprietary marks in connection with the operation at any location of restaurants or any other business which are the same as, similar to, or different from the Restaurant, on any terms and conditions as Franchisor deems advisable, and without granting Franchisee any rights therein."

  2.
  Sections 2.1 and 2.2 of the NUFA are hereby modified to read as follows (with all subparagraphs remaining as set forth except as otherwise specifically provided herein):

  2.1
  "Unless sooner terminated as hereinafter provided, this Agreement shall expire twenty (20) years from December 31, 2005."

  2.2
  "Franchisee may, at its option, renew the franchise to own and operate the Restaurant and the right to use the Wendy's System and the Licensed Rights at the Restaurant for an additional term equal to the term in Wendy's standard form of Unit Franchise Agreement being executed by other franchisees renewing their franchises on the renewal date, provided that prior to the expiration of the initial term, the Franchisee has met the following conditions:"

  3.
  Section 2.2B of the NUFA is hereby modified to read as follows:

    "Franchisee shall make or provide for, in a manner satisfactory to Franchisor, such renovation and modernization of the Restaurant as Franchisor may require, including, without limitation, renovation of the exterior facade, signs, interior furnishings, fixtures, and decor, to reflect the then-current standards and image of the System; provided however if the Restaurant has in the last 5 years been renovated or modernized pursuant to and to the extent provided in Paragraph 6.10 hereof, only repair and maintenance and such renovation and modernization as is necessary to bring the Restaurant up to Wendy's minimum standards shall be required in connection with renewal."

  4.
  Sections 4.1 and 4.2 of the NUFA are hereby modified to read as follows:

  4.1
  "Franchisee has paid to Franchisor a Technical Assistance Fee ("Technical Assistance Fee") of Seven Thousand Five Hundred Dollars ($7,500). The Technical Assistance Fee shall be fully earned and shall be nonrefundable in consideration of administrative and other expenses incurred by Franchisor in granting the rights in this Agreement and for Franchisor's lost or deferred opportunity to grant these rights to other parties."

  4.2
  "Franchisee agrees to pay to Wendy's a monthly royalty equal to four percent (4%) of the gross sales of the Restaurant during the month or Two Hundred Fifty Dollars ($250.00), whichever is greater. The royalty shall be payable from the date the Restaurant is opened. Such royalty shall be based upon the gross sales of the Restaurant during each month or fraction thereof."

  5.
  The second sentence of section 4.4 of the NUFA is hereby modified to read as follows:

    "Franchisor reserves the right to require payment of any and all fees by means of electronic, computer, wire, or automated transfer or bank clearing services, and Franchisee agrees to undertake all action necessary to accomplish such transfers, provided, however, this payment method shall be required by Franchisor only if the Franchisee has in the past been delinquent (a notice of default having been issued) for one or more payments due under the Agreement."

  6.
  Sections 5.1.A, 5.1.B and 5.1.D of the NUFA are hereby deleted in their entirety.

  7.
  Section 5.2.B of the NUFA is hereby modified so as to delete the last two (2) sentences of that subparagraph.

  8.
  The first sentence of Section 5.2.D of the NUFA is hereby modified to read as follows:

    "Franchisee shall employ a qualified and licensed general contractor to construct the Restaurant and to complete all improvements."

  9.
  Section 6.5 of the NUFA is hereby deleted in its entirety.

  10.
  Section 6.6 of the NUFA is hereby amended so as to include the following provision:

    "Provided, however, Franchisee shall not be required by Franchisor to operate the Franchised Business during hours that are otherwise prohibited by local ordinance or prohibited by the landlord under the terms of an arms length lease entered into with an unrelated third party if the Franchisee has made good faith efforts to comply with this provision."

  11.
  Section 6.8 of the NUFA is hereby amended to include the following:

    "It is understood and agreed that the failure of Franchisee to provide notice pursuant to this subparagraph, while a default under the Agreement, shall not in and of itself constitute a default under Subparagraph 14.2.C. A default under Subparagraph 14.2.C shall be based upon Franchisor's determination of the condition of the Restaurant."

  12.
  Sections 6.9, 6.10 and 6.17 of the NUFA are hereby amended so as to include the following:

    "With respect to color scheme, it is understood and agreed that Franchisor's requirements hereunder may be subject to local ordinances and certain lease requirements, and Franchisee shall not be held to be in violation of this Agreement as a result of complying with such local ordinances and/or lease requirements concerning color scheme, provided the lease is an arms length lease entered into with an unrelated third party, and Franchisee has made good faith efforts to comply with this provision."

  13.
  Section 6.10 of the NUFA is hereby modified to read as follows:

    "At Franchisor's request, which shall not be more often than once every five (5) years, Franchisee shall refurbish the Restaurant at its expense to conform to the building design, trade dress, color schemes, and presentation of the Proprietary Marks in a manner consistent with the image then in effect for new restaurants under the System, including, without limitation, remodeling, redecoration, and modifications to existing improvements and equipment."

  14.
  The last sentence of Section 6.17 of the NUFA shall be modified to read as follows:

    "Franchisee shall promptly undertake such action and make such expenditures as are necessary to implement such changes, including, without limitation, acquiring and installing new equipment at the Restaurant, and hiring and training additional personnel, provided that such changes are required by Franchisor on a system-wide basis."

  15.
  Section 11.7 of the NUFA is hereby modified to read as follows:

    "For all advertising and promotional plans which require Franchisor's approval prior to use, as set forth in Sections 11.3. and 11.4 hereof, Franchisee or the Cooperative,. where applicable, shall submit samples of such plans and materials to Franchisor (by means described in Section 21 hereof), for Franchisor's prior written approval."

  16.
  Section 12.4 of the NUFA is hereby modified to read as follows:

    "In connection with all significant construction, reconstruction, or remodeling of the Restaurant during the term hereof, Franchisee will cause the general contractor, its subcontractors, and any other contractor, to effect and maintain at general contractor's and all other contractor's own expense, such insurance policies and with such endorsements as are set forth in the Manual or otherwise in writing, and which are written by insurance companies satisfactory to Franchisor."

  17.
  Section 12.6 of the NUFA is hereby deleted in its entirety.

  18.
  Subparagraph 13.2 shall be modified to add the following sentence:

    "Notwithstanding the foregoing, a unitholder of Davco Restaurants Income Fund, a holder of Davco Restaurants Canada, Inc. common shares received on a redemption of units of the Davco Restaurants Income Fund, or a holder of notes of Davco Restaurants ULC received on a redemption of units of the Davco Restaurants Income Fund shall not be considered an "Owner" for the purposes of this Agreement (unless such party is a Control Block Principal as defined in the Consent)."

  19.
  Section 13.2.A of the NUFA is hereby modified to read as follows:

    "Neither Franchisee nor any Owner shall transfer, pledge, or otherwise encumber this Agreement, any of the rights or obligations of Franchisee under this Agreement, any direct or indirect interest in Franchisee, or any material asset used in the Franchised Business, except as otherwise expressly permitted under the Consent.,"

  20.
  Section 13.2.B of the NUFA is hereby modified to read as follows:

    "Franchisee shall not issue any securities, except as otherwise expressly permitted under the Consent; and"

  21.
  Section 13.3.A of the NUFA is hereby amended so as to include the following clause at the end of that subparagraph:

    "provided such other written policies are enforced by Wendy's with respect to transfers within the Wendy's System."

  22.
  The last sentence of Section 13.3.B of the NUFA is hereby modified to read as follows:

    "Without limiting the terms and conditions of the Consent, Franchisor reserves the right to disapprove any proposed transfer the result of which would be, in the opinion of Franchisor, a disproportionately large ownership of Wendy's restaurants by the Proposed Franchisee compared with the number of restaurants operated by all franchisees in the System; it is understood that if buyer has an active development agreement with Wendy's requiring additional restaurants to be built within a specific time period and buyer is in compliance with that development agreement, then buyer shall not be rejected by Wendy's based upon the penetration level of Wendy's restaurants in buyer's existing markets as referenced in item (iii) above."

  23.
  Section 13.3.D of the NUFA is hereby modified to read as follows:

    "If Franchisor requests, the Franchisee or Proposed Franchisee, at their own expense, shall modify the Restaurant to conform to the then-current standards and specifications of System restaurants, and shall complete the modifications prior to the transfer or within the time subsequent to the transfer specified by Franchisor;"

  24.
  The second sentence of Section 13.4 of the NUFA is hereby modified to read as follows:

    "Except as otherwise provided in the Consent, Franchisor shall have the right and option, exercisable within forty-five (45) days after receipt by Franchisor of such written notification, all information and documentation which the seller has provided to the buyer and which the seller has received from the buyer, audited financial statements for the seller, audited financial statements for the buyer to the extent they exist (otherwise financial statements from the buyer certified by the President or Chief Financial Officer of the buyer), and all other information required by Wendy's then-existing transaction form and as may be specifically required in Wendy's then current transaction policy, to send written notice to the seller that Franchisor intends to purchase the seller's interest on the same terms and conditions as those offered by the prospective purchaser."

  25.
  The first sentence of Section 13.5 of the NUFA is hereby modified to read as follows:

    "Franchisee shall neither grant nor permit the existence of any security interest in this Agreement, or in the securities of any corporation, partnership or other business entity which is a Franchisee (or which directly or indirectly controls a Franchisee) or, except as otherwise expressly permitted in the Consent, in any tangible asset material to the operation of the Franchised Business, without an acknowledgment by the security holder of the Franchisor's right of first refusal and Wendy's prior written consent."

  26.
  Section 14.2.B of the NUFA is hereby modified to read as follows:

    "If Franchisee is convicted of a crime involving moral turpitude, or any other crime or offense that Franchisor believes is likely to have a material adverse effect on the System, the Proprietary Marks, the goodwill associated therewith or Franchisor's interest therein; and fails to take appropriate action against the responsible individuals or mitigate the adverse effect."

  27.
  Section 14.2.H of the NUFA is hereby modified to read as follows:

    "If Franchisee repeatedly is in default under Section 14.3 hereof for failure to substantially comply with any of the material requirements imposed by this Agreement, whether or not cured after notice, or Franchisee commits the same material default on three (3) occasions within any twelve-month period, whether or not cured after notice; or"

  28.
  Under Section 16.1 of the NUFA the term "Franchisee" for purposes of this Paragraph shall not be construed so as to require DavCo Holding to devote its full time to the management and operation of the Franchised Business and the reference to approved Operator shall include the Executive Vice President of Operations and Senior Executive Vice President of Development as well as the current approved operator.

  29.
  Section 16.2.B of the NUFA is hereby modified to read as follows:

    "Own, maintain, invest in, operate, engage in, be employed by, have any interest in, participate in any capacity (by franchising or otherwise) in any business which is, or is intended to be, either of the following:"

  30.
  Section 16.2.B.2 of the NUFA is hereby modified to read as follows:

    "Any quick-service restaurant selling chicken sandwiches or hamburgers or products similar to Franchisor (except another Wendy's Old Fashioned Hamburgers restaurant operating pursuant to a franchise agreement executed by Wendy's, as Franchisor) which quick-service restaurant is located within a three-mile radius of the Restaurant or within a three-mile radius of any other Wendy's Old Fashioned Hamburgers restaurant operating under the System,"

  31.
  Sections 17.1.C and 17.2.C of the NUFA are hereby deleted in their entirety.

  32.
  Section 17.1.E of the NUFA is hereby amended to read as follows:

    "The requirements of Section 17.1.D shall not apply to a publicly-held corporation or to the Original Restaurants Income Fund (the "Fund"). To the extent Franchisee remains indirectly controlled by the Fund (or if Franchisee is a corporation with securities registered under the Securities and Exchange Commission Act of 1934), Franchisee shall furnish to Franchisor copies of all communications sent by the Fund to the investors or note holders of the Fund (or sent by Franchisee to the Owners of the Franchisee)."

  33.
  Section 20.5 of the NUFA is hereby amended to include the following sentence:

    "Both parties agree to act in good faith with respect to the spirit of this provision."

  34.
  Section 25.2 of the NUFA is hereby deleted in its entirety.

  35.
  The terms of this Addendum are unique and shall not be assignable by Franchisee in the event of a direct or indirect transfer of the Agreement or a change in the control of Franchisee.

  36.
  In the event of a conflict between the NUFA and this Addendum, this Addendum will control, provided every effort is made to read the Addendum as supplementing the NUFA, except as specifically stated to the contrary. In the event of a conflict between the Consent and the NUFA (including this Addendum), the Consent will control, provided every effort is made to read the NUFA and this Addendum as supplementing the Consent, except as specifically stated to the contrary.

  37.
  This Addendum shall modify all NUFAs executed or to be executed pursuant to the performance schedule of the Development Letter, but shall not be applicable to any franchise agreements to be executed pursuant to the right of first refusal contained in the Development Letter.

  38.
  In the event that Franchisee fails to submit on a timely basis any monthly royalty and gross sales report required under Section 10.3, Franchisor shall have the right to make an estimate of royalty fees and advertising contributions (the "Estimated Amounts") due from Franchisee based upon the average of Franchisee's gross sales for the most recent three (3) months for which such reports were submitted, and to demand payment of the Estimated Amounts. Within five (5) days after delivery of such estimate to Franchisee, Franchisee shall either (a) pay the Estimated Amounts to Franchisor; or (b) deliver to Franchisor an accurate royalty and gross sales report together with payment of the royalty fees and advertising contributions indicated by such report (the "Calculated Amounts"). If Franchisee fails either to pay the Estimated Amounts or to deliver the report and pay the Calculated Amounts within such five (5) day period, each of Franchisor and WNAP shall have the right to draw under the Davco Letter of Credit referred to in the Agreement and Consent to Assignment dated of even date herewith for either the Estimated Amounts or the Calculated Amounts, as the case may be, due to it, plus any late fee and interest due on such amount. Any such drawing shall not be deemed to cure Franchisee's failure to submit the monthly royalty and gross sales report.

        IN WITNESS WHEREOF, this Franchise Addendum Agreement shall be effective as of the date it is executed by Wendy's International, Inc.

WENDY'S INTERNATIONAL, INC.
By:	/s/ JONATHAN CATHERWOOD
Title	E.V.P. of Mergers & Acquisitions
Date	August 13, 2003
DAVCO RESTAURANTS, INC.
By:	/s/ DAVID J. NORMAN
Title	CFO & Secretary
Date	August 13, 2003
DAVCO ACQUISITION HOLDING INC.
By:	/s/ DAVID J. NORMAN
Title	CFO & Secretary
Date	August 13, 2003

Exhibit A
Unit Franchise Agreements

UFA	Date	Restaurant Location
#00084-00001	6/19/78	2040 Crain Highway, Waldorf, MD
#00084-00002	6/19/78	6329 Richmond Highway, Alexandria, VA
#00084-00003	6/19/78	6122 Oxon Hill Road, Oxon Hill, MD
#00084-00004	6/19/78	3440 Donnell Drive, Forestville, MD
#00084-00005	6/19/78	8907 Woodyard Road, Clinton, MD
#00084-00006	6/19/78	10634 Baltimore Boulevard, Beltsville, MD
#00084-00007	6/19/78	14117 Jefferson Davis Hwy., Woodbridge, VA
#00084-00008	6/19/78	1201 W. Patrick Street, Frederick, MD
#00084-00010	6/19/78	8211 Landover Road, Landover, MD
#00084-00011	6/19/78	Routes 301 & 225, La Plata, MD
#00084-00012	1/23/79	5425 Silver Hill Road, Suitland, MD
#00084-00013	8/24/79	350 Dual Hwy., Hagerstown, MD
#00084-00016	5/15/80	5050 Chesterfield Road, Arlington, VA
#00084-00017	6/19/78	8203 Md. Rt. 3 — Veterans Highway, Millersville, MD
#00084-00018	6/19/78	9817 York Road, Cockeysville, MD
#00084-00021	6/19/78	1950 Pulaski Highway, Edgewood, MD
#00084-00023	6/19/78	3001 East Joppa Road, Baltimore, MD
#00084-00024	6/19/78	6910 Ritchie Highway, Glen Burnie, MD
#00084-00025	6/19/78	10109 Reiserstown, Owings Mills, MD
#00084-00027	6/19/78	8610 Liberty Road, Randallstown, MD
#00084-00028	10/5/78	119 Beacon Road, Baltimore, MD
#00084-00029	11/27/78	4410 West Northern Pky. Baltimore, MD
#00084-00030	12/13/78	4000 North Point Blvd., Baltimore, MD
#00084-00031	1/23/79	7399 B&A Blvd., Glen Burnie, MD
#00084-00032	5/25/79	605 E. Patapsco Avenue, Baltimore, MD
#00084-00033	5/25/79	1949 West Street, Annapolis, MD
#00084-00034	10/2/79	8457 Ft. Smallwood Road, Pasadena, MD
#00084-00035	6/27/80	1454 Whitehall Road, Annapolis, MD
#00084-00036	6/27/80	1320 Merritt Blvd., Baltimore, MD
#00084-00037	1/6/81	7513 Greenbelt Road, Greenbelt MD
#00084-00039	3/20/81	6823 New Hampshire Avenue, Takoma Park, MD
#00084-00040	6/3/81	7391 Lee Highway, Falls Church, VA
#00084-00041	7/2/81	229 South Van Dorn Street, Alexandria, VA
#00084-00042	8/24/81	2339 Frederick Avenue, Baltimore, MD
#00084-00043	8/24/81	8989 Centreville Road, Manassas, VA
#00084-00044	7/17/81	15807 Frederick Road, Rockville, MD
#00084-00045	8/24/81	8301 Leesburg Pike, Vienna, VA
#00084-00047	11/2/81	8010 Sudley Road, Manassas, VA

UFA	Date	Restaurant Location
#00084-00048	11/2/81	8700 Richmond Hwy., Alexandria, VA
#00084-00049	1/20/82	21589 Great Mills Road, Lexington Park, MD
#00084-00050	5/24/82	336 Baltimore Pike, Bel Air, MD
#00084-00052	11/12/82	6355 Dobbin Road, Columbia, MD
#00084-00054	1/27/83	18601 Jefferson Davis Hwy., Triangle, VA
#00084-00055	1/27/83	13804 Outlet Drive, Silver Spring, MD
#00084-00058	5/22/84	4000 Jermantown Road, Fairfax, VA
#00084-00059	12/19/83	3900 Georgia Avenue N.W., Washington, DC
#00084-00060	12/9/83	6056 Burke Commons Road, Burke, VA
#00084-00061	1/5184	3431 Columbia Pike, Arlington, VA
#00084-00062	4/6/84	6242 Greenbelt Road, Greenbelt, MD
#00084-00064	2/3/84	7042 Little River Turnpike, Annandale, VA
#00084-00066	4/6/84	1701 Bracknell Drive, Reston, VA
#00084-00067	5/22/84	714 Nursery Road, Linthicum Heights, MD
#00084-00068	5/22/84	100 New York Avenue, Washington, DC
#00084-00069	7/5/84	9150 Rt. 108, Columbia, MD
#00084-00070	11/19/84	1064 N. Route 3, Gambrills, MD
#00084-00071	9/7/84	5719 Buckeystown Pike, Frederick, MD
#00084-00072	10/19/84	18850 Contour Road, Gaithersburg, MD
#00084-00073	5/9/85	5066 Lee Highway, Arlington, VA
#00084-00075	6/18/85	3300 Duke Street, Alexandria, VA
#00084-00076	6/18/85	4250 Nannie Helen Burroughs Avenue, Washington, DC
#00084-00077	519/85	11815 Livingston Road, Ft. Washington, MD
#00084-00078	4/10/86	3 Pidgeon Hill Drive, Sterling, VA
#00084-00079	6/18/85	14050 Baltimore Blvd., Laurel, MD
#00084-00080	6/18/85	6210 Kenilworth Avenue, Riverdale, MD
#00084-00081	8/6/85	825 N. Washington Street, Alexandria, VA
#00084-00082	10/21/85	8700 Belair Road, Baltimore, MD
#00084-00083	12/16/85	1470 Old Bridge Road, Woodbridge, VA
#00084-00084	2/3/86	2038 Wilson Blvd., Arlington, VA
#00084-00085	4/10/86	2045 Harford Road, Baltimore, MD
#00084-00087	4/10/86	8 Watkins Park Drive, Kettering, MD
#00084-00088	8/11/86	13902 Lee Jackson Memorial Hwy., Chantilly, VA
#00084-00089	8/11/86	6425 A Sargent Road, Hyattsville, MD
#00084-00090	12/5/86	5615-21 York Road, Baltimore, MD
#00084-00091	10/24/86	145 Garrisonville Road, Stafford, VA
#00084-00092	10/24/86	12988 Middlebrook Road, Germantown, MD
#00084-00093	12/5/86	987 Beards Hill Road, Aberdeen, MD
#00084-00094	1/13/87	23 I Street S. E., Washington, DC
#00084-00095	6/8/87	19775 Old Frederick Road, Germantown, MD
#00084-00096	1/13/87	1600 Whitehead Court, Baltimore, MD
#00084-00097	1/20/88	12114 Darnestown Road, Gaithersburg, MD

UFA	Date	Restaurant Location
#00084-00098	9/30/87	404 E. Market Street, Leesburg, VA
#00084-00099	1/20/88	46900 Community Plaza, Sterling, VA
#00084-00100	4/25/88	8699 Philadelphia Road, Baltimore, MD.
#00084-00101	11/9/88	1608 E. Joppa Road, Towson, MD
#00084-00102	4/4/91	395 North Center Street, Westminster, MD
#00084-00103	7/16/91	14012 Connecticut Avenue, Silver Spring, MD
#00084-00104	11/12/91	808 Rockville Pike, Rockville, MD
#00084-00105	4/1/92	1570 Wesel Blvd., Hagerstown, MD
#00084-00106	4/14/92	7450 Gainesville Village Square, Gainesville, VA
#00084-00107	6/17/92	170 Solomon's Island Road, Prince Frederick, MD
#00084-00108	8/24/92	9401 Annapolis Road, Lanham, MD
#00084-00109	3/18/93	14445 Brookfield Tower Drive, Chantilly, VA
#00084-00110	2/9/93	14493 Gideon Drive, Woodbridge, VA
#00084-00111	3/18/93	2160 Centreville Road, Fairfax, VA
#00084-00112	2/9/93	6500 Baltimore National Pike, Baltimore, MD
#00084-00113	12/17/93	45460 Miramar Way, California, MD
#00084-00014	12/17/93	303 Tippin Drive, Thurmont, MD
#00084-00115	12/17/93	13030 Fair Lakes Pkwy., Fairfax, VA
#00084-00116	1/13/94	6400 Ridge Road, Eldersburg, MD
#00084-00117	4/21/94	3005 Crain Hwy., Waldorf, MD
#00084-00118	5/18/94	10502 Sharpsburg Pike, Hagerstown, MD
#00084-00120	7/5/94	11741 Beltsville Drive, Calverton, MD
#00084-00121	8/26/94	588 Warrenton Road, Falmouth, VA
#00084-00122	10/10/94	18425 Woodfield Road, Gaithersburg, MD
#00084-00123	10/10/94	3563 Russett Green East, Laurel, MD
#00084-00124	11/1/94	8241 Perry Hall BIvd., Baltimore, MD
#00084-00125	11/1/94	1060 Joppa Farm Road, Joppatowne, MD
#00084-00126	5/16/95	100 E. Central Avenue, Edgewater, MD
#00084-00127	8/4/95	4224 North Woods Trail, Hampstead, MD
#00084-00128	9/13/95	101 Pulaski Hwy., Elkton, MD
#00084-00129	10/13/95	1725 K Street, N.W., Washington, DC
#00084-00130	10/13/95	901 McCulloh Street, Baltimore,. MD
#00084-00131	6/19/78	11320 York Road, Hunt Valley, MD
#00084-00132	12/5/95	411 East Maple Avenue, Vienna, VA
#00084-00133	2/12/96	2410 Prince William Parkway, Woodbridge, VA
#00084-00134	2/16/96	6349 Seven Corners, Falls Church, VA
#00084-00135	2/16/96	3636 Branch Avenue, Temple Hills, MD
#00084-00136	7/30/96	46350 Potomac Run Plaza, Sterling, VA
#00084-00137	6/19/78	6335 Allentown Road, Camp Springs, MD
#00084-00138	6/19/78	16400 Harbour Way, Bowie, MD
#00084-00139	6/19/78	3040 Gatehouse Plaza, Merrifield, VA
#00084-00140	6/19/78	9688 Main Street, Fairfax, VA

UFA	Date	Restaurant Location
#00084-00141	3/26/85	12303 Coastal Highway, Ocean City, MD
#00084-00142	9/12/83	1101 Salisbury Boulevard, Salisbury, MD
#00084-00143	5/22/84	8275 Ocean Gateway, Easton, MD
#00084-00145	6/16/86	211 Sunburst Highway, Cambridge, MD
#00084-00146	7/21/87	12641 Ocean Gateway, #580, Ocean City, MD
#00084-00147	7/9/93	2710 N. Salisbury Blvd., Salisbury, MD
#00084-00148	6/19/78	7311 Washington Blvd., Elkridge, MD
#00084-00149	11/14/97	1140 Winterson Road, Linthicum Heights, MD
#00084-00150	6/19/78	3620 Washington Blvd., Baltimore, MD
#00084-00151	6/19/78	6308 Annapolis Road, New Carrollton, MD
#00084-00152	12/22/97	8098 Edwin Raynor Blvd., Pasadena, MD
#00084-00153	6/19/78	120 Chester Station Road, Chester, MD
#00084-00154	6/19/78	8850 Gorman Road, Laurel, MD
#00084-00155	5/22/98	2522 West Pulaski Highway, North East, MD
#00084-00156	10/9/98	30273 Triangle Drive, Charlotte Hall, MD
#00084-00157	10/19/98	15400 Chrysler Drive, Upper Marlboro, MD
#00084-00158	11/30/98	11818 Reistertown Road, Reisterstown, MD
#00084-00160	2/5/99	498 Ritchie Highway, Severna Park, MD
#00084-00161	4/28/99	8715 Central Avenue, Capital Heights, MD
#00084-00162	2/26/99	403 Punkin Court, Salisbury, MD
#00084-00163	4/28/99	1344 Eastern Boulevard, Baltimore, MD
#00084-00164	11/4/99	5801 Clarksville Square Drive, Clarksville, MD
#00084-00165	12/6/99	6411 Eastern Avenue, Baltimore, MD
#00084-00166	3/6/00	10700 Bulloch Drive, Manassas, VA
#00084-00167	6/29/00	17786 Garland Groth Boulevard, Hagerstown MD
#00084-07804	12/11/98	7530 Little River Turnpike, Annandale, VA
#00084-08517	9/7/00	2351 Rolling Road, Baltimore, MD
#00084-08518	9/7/00	40804 Merchant Lane Leonardtown, MD
#00084-08531	8/23/01	7057 Arundel Mills Blvd., Hanover, MD
#00084-08762	8/23/01	5001 Nicholson Road, Rockville, MD
#00084-08931	1/21/02	4461 Cheshire Station Way, Dale City, VA

QuickLinks

Exhibit 10.8